                                                                      EXHIBIT 11

                        COMPUTER TASK GROUP, INCORPORATED

                    COMPUTATION OF DILUTED EARNINGS PER SHARE
                  UNDER THE TREASURY STOCK METHOD SET FORTH IN
               STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 128
                              "EARNINGS PER SHARE"

                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)





                                                       QUARTER ENDED            TWO QUARTERS ENDED
                                                   JUNE 29,      JUNE 30,      JUNE 29,     JUNE 30,
                                                     2001          2000          2001          2000
                                                   --------      --------      --------      --------
Weighted-average number of shares
  outstanding during period                          16,418        16,137        16,401        16,107
Common Stock equivalents -
  incremental shares under stock option plans*           --            --            --            --
                                                   --------      --------      --------      --------

Number of shares on which diluted
  earnings per share is based                        16,418        16,137        16,401        16,107
                                                   ========      ========      ========      ========

Net loss for the period                            $ (1,357)     $   (852)     $ (2,737)     $ (5,623)
                                                   ========      ========      ========      ========

Diluted loss per share                             $  (0.08)     $  (0.05)     $  (0.17)     $  (0.35)
Basic loss per share                               $  (0.08)     $  (0.05)     $  (0.17)     $  (0.35)



* As the Company had a net loss for the period presented, the number of incremental shares under the Company's stock option plans is considered to be zero as the inclusion of such shares would cause the diluted loss per share calculation to be anti-dilutive